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                                                                    EXHIBIT 10.6

                               AMENDMENT TO LEASE

     THIS AMENDMENT TO LEASE (this "AMENDMENT") is made as of this 19th day of October, 1996, by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner ("LANDLORD"), and Advance ParadigM Clinical Services, Inc., a Maryland corporation ("TENANT").

                                    Recitals

     A. WHEREAS, Landlord and Paradigm Pharmacy Management entered into a Lease dated March 16, 1994 (the "LEASE"), for Suite 1000 consisting of approximately 11,609 square feet (the "INITIAL LEASED PREMISES"), which has an address of 11350 McCormick Rd., Hunt Valley, Maryland 21031, and is known as Executive Plaza II (the "PROPERTY").

     B. WHEREAS, by separate agreement, Paradigm Pharmacy Management transferred all of its rights, titles and interests in the Lease to Tenant.

     C. WHEREAS, Landlord and Tenant now desire to amend certain provisions of the Lease to provide Tenant with additional office space in the Property.

                                   Agreements

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     Section 1. Amendment of Lease. The provisions of the Lease are amended as follows:

     1.1. Term. Commencing October 1, 1996, the term of the Lease shall be extended for three (3) months and the Expiration Date as set forth in Paragraph 1.A. of the Lease, as amended, shall be August 31, 1999.

     1.2. Leased Premises. Commencing October 1, 1996, the Leased Premises shall consist of approximately 17,205 square feet, and shall be comprised of the Initial Leased Premises and an additional 5,596 square feet known as Suite 600 of Executive Plaza II (the "ADDITIONAL LEASED PREMISES"). The Additional Leased Premises are more particularly depicted as outlined in red on Exhibit A, attached hereto and made a part hereof.

     1.3. Rent. Commencing October 1, 1996, Tenant shall pay to Landlord annual basic rent of Two Hundred Ninety-Two Thousand Forty-Four and 54/100 Dollars ($292,044.54), payable in equal monthly installments of Twenty-Four Thousand Three Hundred Thirty-Seven and 04/100 Dollars ($24,337.04). Commencing June 1, 1997, and for each succeeding lease year thereafter, the annual basic rent shall be increased to an amount equal to 103% of the annual basic rent for the immediately preceding lease year as set forth in Section 2.C. of the Lease.

     1.4. Tenant Improvements. Landlord shall construct the Additional Leased Premises using Tenant's choice of building standard materials in accordance with the plan dated September 13, 1996 prepared by Rubeling & Associates attached hereto and made a part hereof as Exhibit B. In addition, Landlord shall install its choice of new carpeting and new wallcovering in the sixth floor lobby of the Property. Said lobby's finishes shall be similar in appearance to the lobby finishes currently existing on the fifth floor of the Property. Tenant's selections of building standard materials is attached hereto and made a part hereof as Exhibit C.

     1.5. Requirement to Lease Additional Space. On March 1, 1997, Tenant shall be required to begin leasing an additional 1,055 square feet of space in the Property, known as Suite 601 (the "Required Expansion Space"). On or before February 1, 1996, Landlord and Tenant shall enter into an appropriate amendment to this Lease subjecting the Required Expansion Space to the terms, covenants, and conditions contained in this Lease, except that (i) the annual basic rental for the Required Expansion Space will be the same as the then-current (on a per-square-foot basis) annual basic rental for the Leased Premises and (ii) Landlord shall provide Tenant with a $7.50 per square foot allowance for improvements to the Required Expansion Space. If the cost to Landlord of making the improvements (the "Cost") is less than $7.50 per square foot multiplied by 1,055 square feet ($7,912.50) (the "Product"), then the difference shall be applied toward monthly base rent as it is owed. If the Cost is greater than the Product, then Tenant shall remit to Landlord a check made payable to Landlord for the difference within fifteen (15) days after it occupies the Required Expansion Space.

     Section 2. Titles of Sections. The section titles used in this Amendment are for convenience of reference only, and shall not constitute a part of this Amendment nor shall they affect the meaning, construction or effect of this Amendment or the Lease.

     Section 3. Definitions. Unless otherwise set forth in this Amendment, all capitalized terms shall have the same meaning ascribed to them in the Lease.

     Section 4. Interpretation. All other terms, covenants and conditions of the Lease shall remain unchanged and continue in full force and effect except as such terms, covenants and conditions have been amended or modified by this Amendment, and this Amendment shall, by this reference, constitute a part of the Lease.


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         Section 5. Representations. Tenant hereby represents and warrants to
Landlord that, as of the date hereof, it (i) is the sole legal and beneficial owner of all of the right, title and interest granted to it by the provisions of the Lease, (ii) has not sold, transferred or encumbered any or all of such right, title or interest, and (iii) has the full and sufficient right at law and in equity to execute and deliver this Amendment as the owner of such right, title, and interest, without the necessity of having any other person's consent thereto or joinder therein.

         Section 6. Successors and Assigns. This Amendment and the terms, covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and its successors and assigns, and Tenant and its permitted successors and assigns.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed under seal on their behalf by their duly authorized representative, as of the date first above written.

WITNESS/ATTEST:                         Landlord:

                                        HILL MANAGEMENT SERVICES, INC.
                                        agent for the owner

/s/ KRISTYN L. HARVEY                   By: /s/ [ILLEGIBLE]               (SEAL)
-------------------------------            -------------------------------------

                                        Title: VP
                                               ---------------------------------

                                        Date: 10/19/96
                                              ----------------------------------


WITNESS/ATTEST:                         Tenant:

                                        ADVANCE PARADIGM CLINICAL SERVICES, INC.

/s/ DONNA W. ROBBINS                    By: /s/ ROBERT L. CINQUEGRANA     (SEAL)
-------------------------------            -------------------------------------

                                        Printed Name: Robert L. Cinquegrana
                                                      --------------------------

                                        Title: Vice President & Chief Operating
                                               Officer
                                               ---------------------------------

                                        Date: 9/13/96
                                              ----------------------------------



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                                   EXHIBIT A


                                  [FLOOR PLAN]